Exhibit 99.3

EVERCORE PARTNERS INC. UNAUDITED PRO FORMA FINANCIAL STATEMENTS

CONTENTS

Page

Pro Forma Financial Information	1

Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition	2

Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition	3

Unaudited Condensed Combined/Consolidated Pro Forma Statements of Income	4

Notes to Unaudited Condensed Combined/Consolidated Pro Forma Statements of Income	6 - 9

Pro Forma Financial Information

The following unaudited condensed combined/consolidated pro forma statements of income for the nine months ended September 30, 2006, and the twelve months ended December 31, 2005 and the unaudited condensed consolidated pro forma statement of financial condition at September 30, 2006, present the results of operations of Evercore Partners Inc. (“Evercore”) assuming that the reorganization, IPO and acquisitions had been completed as of January 1 of each period, with respect to the unaudited condensed combined/consolidated statements of income and as of September 30, 2006 with respect to the unaudited condensed consolidated pro forma statement of financial condition. The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the impact of the reorganization and acquisition transactions on the historical financial information of Evercore. The adjustments are described in the notes to the unaudited condensed combined/consolidated pro forma statements of income and unaudited condensed consolidated statement of financial condition herein. The Evercore LP pro forma adjustments principally give effect to the following items:

•

the formation transaction which includes the elimination of the financial results of the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Co-CEOs have invested capital in the Evercore Capital Partners I fund, which was not contributed to Evercore LP; and

•

the Protego combination which resulted in the inclusion of the combined entity’s financial results, as well as certain purchase accounting adjustments, such as the recording of intangible assets and their periodic amortization.

The Evercore pro forma adjustments principally give effect to the IPO, Formation Transaction, as well as the Protego and Braveheart acquisitions, and include the following items:

•

in the case of the unaudited condensed combined/consolidated pro forma statements of income data, the firm has targeted total employee compensation and benefits expense (excluding for these purposes, compensation and benefits expense associated with a significant expansion of the Company’s business or any vesting of partnership units or restricted stock units granted in connection with the Company’s internal reorganization and the IPO) at a level not to exceed 50% of net revenue (excluding for these purposes, any revenue associated with gains or losses on investments, carried interest or reimbursable expenses). As calculated in accordance with this approach, Evercore’s pro forma compensation and benefit expense for the nine months ended September 30, 2006 and for the twelve months ended December 31, 2005 was recorded at 50% for each period. The Company retains the ability to exceed the target, change the target and how the target is calculated.

•

in the case of the unaudited and condensed combined/consolidated pro forma statements of income data, a provision for corporate income taxes at the prevailing post-IPO effective tax rate of approximately 45% for the nine months ended September 30, 2006 and approximately 44% for the twelve months ended December 31, 2005, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. federal tax benefit.

•

the Braveheart acquisition which resulted in the inclusion of the acquired entity’s financial results as well as certain purchase accounting adjustments, such as the recording of intangible assets and related amortization.

The unaudited condensed combined/consolidated pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial condition of Evercore that would have occurred had we operated as a public company during the periods presented. The unaudited condensed combined/consolidated pro forma financial information should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the reorganization and acquisition been completed on the dates assumed. The unaudited condensed combined/consolidated pro forma financial information also does not project the results of operations or financial position for any future period or date.

EVERCORE PARTNERS INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF FINANCIAL CONDITION

(dollars in thousands)

	As of September 30, 2006
	Evercore Partners Inc. Historical	Braveheart Historical	Braveheart Acquisition Adjustments(a)		Braveheart as Adjusted	Evercore Partners Inc. Pro Forma
ASSETS
Current Assets
Cash and Cash Equivalents	$58,930	$1,971	$(580	)(a)(h)	$1,391	$60,321
Restricted Cash	1,519	—	—		—	1,519
Securities	4,708	—	—		—	4,708
Financial Instruments Owned and Pledged as Collateral, at Fair Value	275,531	—	—		—	275,531
Securities Purchased Under Agreements to Resell	74,027	—	—		—	74,027
Accounts Receivable	11,873	1,601			1,601	13,474
Receivable from Employees	81	—	—		—	81
Receivable from Unconsolidated Affiliates	1,688	—	—		—	1,688
Prepaid Expenses	2,326	—	—		—	2,326
Accounts Receivable - Other	1,491	—	—		—	1,491

Total Current Assets	432,174	3,572	(580)		2,992	435,166

Investments	13,271				—	13,271
Deferred Offering and Acquisition Costs	1,639	—	(1,639	)(d)	(1,639)	—
Furniture, Equipment and Leasehold Improvements, Net	4,086	75	—		75	4,161
Goodwill	30,986	—	3,188	(b)	3,188	34,174
Intangible Assets	2,702	—	22,094	(c)	22,094	24,796
Other Assets	486	—	—		—	486

TOTAL ASSETS	$485,344	$3,647	$23,063		$26,710	$512,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued Compensation and Benefits	$12,916	$—	$—		$—	$12,916
Accounts Payable and Accrued Expenses	7,042	1,828	—		1,828	8,870
Deferred Revenue	1,391	—	—		—	1,391
Securities Sold Under Agreements to Repurchase	349,669	—	—		—	349,669
Payable to Employees	1,870	—	—		—	1,870
Capital Leases Payable - Current	160	—	—		—	160
Taxes Payable	2,460	—	—		—	2,460
Loan Payable	—	—	3,000	(e)	3,000	3,000
Other Current Liabilities	202	—	—		—	202

Total Current Liabilities	375,710	1,828	3,000		4,828	380,538

Accounts Payable - Long Term	—	188	(188	)(h)	—	—
Capital Leases Payable - Long-term	119				—	119

TOTAL LIABILITIES	375,829	2,016	2,812		4,828	380,657

Minority Interest	22,344					22,344

Stockholders’ Equity
Capital Stock	—	376	(376	)(g)	—	—
Common Stock

Class A, par value $0.01 per share (1,000,000,000 shares authorized, 4,587,738 (before Braveheart) 6,359,558 (after Braveheart) issued and outstanding)	46	—	18	(f)	18	64
Class B, par value $0.01 per share (1,000,000 shares authorized, 51 issued and outstanding)	—	—	—		—	—
Additional Paid-In-Capital	86,775		21,864	(f)	21,864	108,639
Retained Earnings	298	1,255	(1,255	)(g)	—	298
Accumulated Other Comprehensive Income	52	—	—		—	52

TOTAL STOCKHOLDERS’ EQUITY	87,171	1,631	20,251		21,882	109,053

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$485,344	$3,647	$23,063		$26,710	$512,054

See Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition.

Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition ($ in thousands)

(a)	Represents the adjustments to recognize the acquisition of Braveheart. The estimated fair value of consideration paid and the assets and liabilities acquired in connection with the Braveheart acquisition were determined to establish the appropriate allocation of purchase price to the acquired assets over liabilities. Total consideration includes interest bearing notes of $3.0 million due 2010 which bear interest at LIBOR plus 1% per annum which are redeemable by the holder at any time after the date which is six months after the date of issuance, 1,771,820 shares of vested Class A common stock, cash of $0.4 million and direct costs of $1.6 million incurred in connection with acquisition as of September 30, 2006.

A final determination of required purchase accounting adjustments, including the allocation of the purchase price, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with these unaudited condensed consolidated pro forma financial information are preliminary and have been made solely for the purposes of developing such condensed consolidated pro forma financial information. At this time, we do not expect that the value of any of the identifiable, definite-lived intangibles will change in a material manner between the time the preliminary valuation was performed and the final valuation will be completed. Additionally, we do not expect any material changes in the value of any of the other assets acquired and liabilities assumed in conjunction with the Braveheart Acquisition. We do not expect any uncertainties regarding amortization periods to have a material impact on our financials.

Estimated Purchase Price
Interest Bearing Evercore Partners Inc. Loan Notes	$3,000
Class A Common Stock	21,882
Cash	392
Acquisition Costs	1,639

Estimated Purchase Price	$26,913

Estimated Purchase Price Allocation

Deposits and Cash	$3,572
Fixed Assets	75
Intangible Assets	22,254
Current Liabilities	(1,828)
Long Term Liabilities	(188)

Identifiable Net assets	$23,885

Goodwill	$3,028

(b)	Reflects the residual value of goodwill attributable to the acquisition. Goodwill is based on a provisional purchase price allocation and is equal to the purchase price in excess of the estimated fair value of identifiable net assets acquired, as set forth in Note (a) above. For tax purposes, such amounts will be amortized straight-line over a fifteen year period.
(c)	Reflects the fair value of intangible assets acquired. Such amount will be amortized over the estimated useful lives of the intangible assets which have been assumed to range from one to six years for financial accounting purposes and fifteen years for tax purposes in this condensed consolidated pro forma financial information.
(d)	Reflects the elimination of direct costs which have been capitalized in Evercore’s historical statement of financial condition, associated with the acquisition of Braveheart incurred up to September 30, 2006. These costs have been added to the estimated purchase price. See Note (a) above.
(e)	Reflects the issuance of Evercore Partners Inc. notes of $3.0 million due 2010 which bear interest at LIBOR plus 1% per annum, and are redeemable by the holder at any time after the date which is six months after date of issuance.
(f)	Reflects the fair value of 1,771,820 vested Class A Common Shares issued in connection with the purchase of Braveheart.
(g)	Reflects the elimination of Braveheart’s shareholder equity accounts including retained earnings, and Capital Stock.
(h)	Reflects the repayment of loan outstanding by Braveheart to one of its principal officers at the time of the acquisition.

UNAUDITED CONDENSED COMBINED/CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Nine Months Ended September 30, 2006

(dollars in thousands, except per share data)

	Evercore LP						Evercore Partners Inc.
	Aggregated Historical*	Adjustments for Formation		Protego Combination Adjustments (c)		Total	Pro Forma Adjustments for the IPO		Pro Forma Pre-Braveheart		Braveheart Historical (c)	Braveheart Acquisition Adjustments	Braveheart As Adjusted	Pro Forma Adjustments for the Acquisition		Pro Forma Post-Braveheart
Advisory Revenue	$108,696	$—		$7,048		$115,744	$—		$115,744		$3,166	$—	$3,166	$—		$118,910
Investment Management Revenue	21,012	(5,005	)(a)	1,810		17,817	—		17,817		—	—	—	—		17,817
Interest Income and Other Revenue	4,462	—		6,612		11,074	—		11,074		—	—	—	—		11,074

Total Revenues	134,170	(5,005)		15,470		144,635	—		144,635		3,166	—	3,166	—		147,801

Interest Expense	3,319	—		6,287		9,606	—		9,606		—	—	—	—		9,606

Net Revenues	130,851	(5,005)		9,183		135,029	—		135,029		3,166	—	3,166	—		138,195

Compensation and Benefits	31,567	—		4,503		36,070	28,350	(g)	64,420		838	—	838	745	(g)	66,003
Professional Fees	14,190	—		2,749		16,939	(4,300	)(h)	12,639		—	—	—	—		12,639
Other Operating Expense	13,979	—		2,012		15,991	—		15,991		676	135 (k)	811	—		16,802
Amortization of Intangibles	778	—		2,076	(d)	2,854	—		2,854		—	10,789 (d)	10,789	—		13,643

Total Expenses	60,514	—		11,340		71,854	24,050		95,904		1,514	10,924	12,438	745		109,087

Income Before Minority Interest and Income Tax	70,337	(5,005)		(2,157)		63,175	(24,050)		39,125		1,652	(10,924)	(9,272)	(745)		29,108
Income Tax Expense	2,665	(112	)(b)	274	(e)	2,827	2,801	(i)	5,628		358	—	358	(1,007	)(i)	4,979

Income Before Minority Interest	67,672	(4,893)		(2,431)		60,348	(26,851)		33,497		1,294	(10,924)	(9,630)	262		24,129
Minority Interest	1,423	—		(258	)(f)	1,165	26,834	(j)	27,999		—	—	—	(9,033	)(j)	18,966

Net Income	$66,249	$(4,893)		$(2,173)		$59,183	$(53,685)		$5,498		$1,294	$(10,924)	$(9,630)	$9,295		$5,163

Weighted Average Shares of Class A Common Stock Outstanding
Basic									4,795	(l)						6,567	(l)
Diluted									4,795	(l)						6,567	(l)

Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic									$1.15	(l)						$0.79	(l)
Diluted									$1.15	(l)						$0.79	(l)

See Notes to Unaudited Condensed Combined/Consolidated Pro Forma Statements of Income.

*	Represents aggregate successor and predecessor results for the period presented. The combined results are non-U.S. GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results.

UNAUDITED CONDENSED COMBINED/CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Twelve Months Ended December 31, 2005

(dollars in thousands, except per share data)

	Evercore LP									Evercore Partners Inc.
	Combined Historical	Adjustments for Formation		Evercore Post Reorgan- ization	Protego Historical (c)	Protego Combination Adj.		Protego As Adjusted	Total	Pro Forma Adjustments For the IPO		Pro Forma pre- Braveheart		Braveheart Historical (c)	Braveheart Acquisition Adjustments		Braveheart As Adjusted	Pro Forma Adjustments for the Acquisition		Pro Forma post- Braveheart
Advisory Revenue	$110,842	$—		$110,842	$16,388	$—		$16,388	$127,230	$—		$127,230		$—	$—		$—	$—		$127,230
Investing Revenue	14,584	1,138	(a)	15,722	2,855	—		2,855	18,577	—		18,577		—	—		—	—		18,577
Interest Income and Other Revenue	209	—		209	2,434	—		2,434	2,643	—		2,643		—	—		—	—		2,643

Total Revenues	125,635	1,138		126,773	21,677	—		21,677	148,450	—		148,450		—	—		—	—		148,450
Interest Expense	—	—		—	2,156			2,156	2,156	—		2,156		—	—		—	—		2,156

Net Revenues	125,635	1,138		126,773	19,521	—		19,521	146,294	—		146,294		—	—		—	—		146,294

Compensation and Benefits	24,115	—		24,115	8,347	—		8,347	32,462	38,998	(g)	71,460		—	—		—	—		71,460
Professional Fees	23,892	—		23,892	3,742	—		3,742	27,634	(7,400	)(h)	20,234		—	—		—	—		20,234
Other Expenses	11,096	—		11,096	3,280	—		3,280	14,376	—		14,376		117	130	(k)	247	—		14,623
Amortization of Intangibles	—	—		—	—	2,900	(d)	2,900	2,900	—		2,900		—	14,385	(d)	14,385	—		17,285

Total Expenses	59,103	—		59,103	15,369	2,900		18,269	77,372	31,598		108,970		117	14,515		14,632	—		123,602

Income Before Minority Interest and Income Tax	66,532	1,138		67,670	4,152	(2,900)		1,252	68,922	(31,598)		37,324		(117)	(14,515)		(14,632)	—		22,692
Income Tax Expense	3,372	(831	)(b)	2,541	1,969	—	(e)	1,969	4,510	812	(i)	5,322		(35)	—	(e)	(35)	(1,441	)(i)	3,846

Income Before Minority Interest	63,160	1,969		65,129	2,183	(2,900)		(717)	64,412	(32,410)		32,002		(82)	(14,515)		(14,597)	1,441		18,846
Minority Interest	8	(8	)(a)	—	(1,199)	465	(f)	(734)	(734)	27,443	(j)	26,709		—	—		—	(11,924	)(j)	14,785

Net Income	$63,152	$1,977		$65,129	$3,382	$(3,365)		$17	$65,146	$(59,853)		$5,293		$(82)	$(14,515)		$(14,597)	$13,365		$4,061

Weighted Average Shares of Class A Common Stock Outstanding:
Basic												4,795	(l)							6,567	(l)
Diluted												4,795	(l)							6,567	(l)
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic												$1.10	(l)							$0.62	(l)
Diluted												$1.10	(l)							$0.62	(l)

See Notes to Unaudited Condensed Combined/Consolidated Pro Forma Statements of Income.

Notes to Unaudited Condensed Combined/Consolidated Pro Forma Statements of Income ($ in thousands):

(a)	Adjustment reflects the elimination of the historical results of operations for the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, specifically, Evercore Founders LLC and Evercore Founders Cayman Limited, which were not contributed to Evercore LP. For the year ended December 31, 2005 and the nine months ended September 30, 2006 this adjustment reflects ($1,138) and $5,005 of net (losses) or gains associated with carried interest and realized and unrealized gains/losses, respectively.

(b)	Adjustment reflects the tax impact on Evercore LP’s New York City Unincorporated Business Tax, or “UBT,” associated with adjustments for the formation transaction, including the New York City tax impact of converting the subchapter S corporations to limited liability companies. Since the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities, Evercore’s income has not been subject to U.S. federal and state income taxes. Taxes related to income earned by limited liability companies and partnerships represent obligations of the individual Senior Managing Directors. Income taxes shown on Evercore Partners Inc.’s historical consolidated statements of income are attributable to the New York City UBT, attributable to Evercore’s operations apportioned to New York City.

(c)	Balances reflect the historical results for Protego for the period January 1, 2005 through December 31, 2005 and for the period January 1, 2006 through August 9, 2006. With respect to Braveheart, balances reflect the historical results for the period April 1, 2005 to March 31, 2006 and for the period April 1, 2006 to September 30, 2006.

(d)	Reflects the amortization of intangible assets acquired in conjunction with the purchase of Protego with an estimated useful life ranging from 0.5 years to five years and in conjunction with the purchase of Braveheart with an estimated useful life ranging from one to six years. The intangible assets with finite useful lives include the following asset types: client backlog and relationships, broker dealer license and, for Protego only, non-competition and non-solicitation agreements.

(e)	For tax purposes, no tax benefit will be realized related to the intangible assets acquired by Evercore LP in conjunction with the Protego acquisition. However, a tax benefit will be realized by Evercore Partners Inc. upon consummation of the initial public offering and the acquisition of Braveheart. See Note (i) under “Notes to Unaudited Condensed Combined/Consolidated Pro Forma Statements of Income.”

(f)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary that Evercore acquired as part of the Protego acquisition.

(g)	Historically the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities. Accordingly, payments for services rendered by Evercore’s Senior Managing Directors generally have been accounted for as distributions of members’ capital rather than as compensation expense. Following the IPO, management has included all payments for services rendered by the Senior Managing Directors in compensation and benefits expense. In connection with the IPO, the Company has targeted total employee compensation and benefits expense (excluding for these purposes, compensation and benefits expense associated with a significant expansion of the Company’s business or any vesting of partnership units or restricted stock units granted in connection with the Company’s internal reorganization and the IPO) at a level not to exceed 50% of net revenue (excluding for these purposes, any revenue associated with gains or losses on investments, carried interest or reimbursable expenses). The Company retains the ability to exceed the target, change the target or how the target is calculated.

For the twelve month period ended December 31, 2005 and nine months ended September 30, 2006, the Company recorded $0 and $4,349 in compensation expense associated with the initial vesting of restricted stock units awarded to non partner professionals at the time of the IPO, respectively. These expenses have been excluded from the Unaudited Condensed Combined/Consolidated Pro Forma Statements of Income for the nine months ended September 30, 2006 and the twelve months ended December 31, 2005 as the charge is a non-recurring charge attributable to the IPO.

	Excluding Braveheart
	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006

Post formation Net Revenues (1)	$146,294	$135,029
Less: Expense Reimbursements	(3,374)	(3,573)
Less: Carried Interest and Realized and Unrealized Gain/Loss on Investments	—	(2,616)

	142,920	128,840

Compensation Expense Target - 50%	71,460	64,420
Historical Compensation and Benefits including IPO-issued RSU Expense	(32,462)	(36,070)

Total Pro Forma Compensation and Benefits Expense Adjustment	$38,998	$28,350

	Including Braveheart
	Twelve Months Ended December 31, 2005	Nine Months Ended September 30, 2006
Post formation Net Revenues (1)	$146,294	$138,195
Less: Expense Reimbursements	(3,374)	(3,573)
Less: Carried Interest and Realized and Unrealized Gain/Loss on Investments	—	(2,616)

	142,920	132,006

Compensation Expense Target - 50%	71,460	66,003
Historical Compensation and Benefits	(32,462)	(36,908)

Total Pro Forma Compensation and Benefits Expense Adjustment	$38,998	$29,095

(1)	Post formation Net Revenues have been adjusted for carried interest and realized and unrealized gain/loss on investments for the pre-IPO period as discussed in Note (a) above.

(h)	Reflects non-recurring expenses associated with IPO and related reorganization transactions.

(i)

As a limited liability company, partnership or sub-chapter S entity, Evercore was generally not subject to income taxes except in foreign and local jurisdictions. For these pro forma financial statements, a provision for corporate income taxes at the actual post-IPO effective tax rate of approximately 45% for the nine months ended September 30, 2006 and approximately 44% for the year ended December 31, 2005, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. federal tax benefit, were used respectively. There is no current foreign tax increase or benefits assumed with the Protego acquisition as it relates to the effective tax rate. However, Evercore Partners Inc. will realize deferred tax increases or benefits upon the Protego and Braveheart acquisitions as it relates to the tax amortization of intangibles and goodwill over a 15 year straight-line basis. The holders of partnership units in Evercore LP, including Evercore Partners Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Evercore LP. In accordance with the partnership agreement pursuant to which Evercore LP is governed, management intend to cause Evercore LP to make pro rata cash distributions to Evercore’s Senior Managing Directors and Evercore Partners Inc. for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them.

(j)	Reflects an adjustment to record the 74.5% and 67.9% minority interest ownership of Evercore’s Senior Managing Directors in Evercore LP relating to their vested partnership units, reflecting 4,587,738 and 6,359,558 shares of Class A common stock outstanding before and after the Braveheart acquisition, respectively. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis. Evercore Partners Inc.’s interest in Evercore LP is within the scope of EITF 04-5. Although Evercore Partners Inc. has a minority economic interest in Evercore LP, it will have a majority voting interest and control the management of Evercore LP. Additionally, although the limited partners have an economic majority of Evercore LP, they do not have the right to dissolve the partnership or substantive kick-out rights or participating rights, and therefore lack the ability to control Evercore LP. Accordingly, Evercore consolidates Evercore LP and records minority interest for the economic interest in Evercore LP held directly by the Senior Managing Directors.

(k)	Represents the interest expense on the $3.0 million Evercore Partners Inc. notes issued in conjunction with the Braveheart acquisition.

(l)	For the purposes of the pro forma net income per share calculation, the weighted average shares outstanding, basic and diluted, are calculated as follows:

	Excluding Braveheart
	Twelve Months Ended December 31, 2005 Evercore Partners Inc. Pro Forma		Nine Months Ended September 30, 2006 Evercore Partners Inc. Pro Forma
	Basic	Diluted	Basic	Diluted
Evercore Partners Inc. Shares of Class A Common Stock	45,238	45,238	45,238	45,238
Evercore Partners Inc. Restricted Stock Units — Vested	207,116	207,116	207,116	207,116
Evercore LP Partnership Units — Vested (1)	—	—	—	—
New Shares from Offering	4,542,500	4,542,500	4,542,500	4,542,500

Weighted Average Shares of Class A Common Stock Outstanding	4,794,854	4,794,854	4,794,854	4,794,854

	Including Braveheart
	Twelve Months Ended December 31, 2005 Evercore Partners Inc. Pro Forma		Nine Months Ended September 30, 2006 Evercore Partners Inc. Pro Forma
	Basic	Diluted	Basic	Diluted
Evercore Partners Inc. Shares of Class A Common Stock	45,238	45,238	45,238	45,238
Evercore Partners Inc. Restricted Stock Units — Vested	207,116	207,116	207,116	207,116
Evercore LP Partnership Units — Vested (1)	—	—	—	—
New Shares from Offering	4,542,500	4,542,500	4,542,500	4,542,500
Shares Issued for Braveheart Acquisition	1,771,820	1,771,820	1,771,820	1,771,820

Weighted Average Shares of Class A Common Stock Outstanding	6,566,674	6,566,674	6,566,674	6,566,674

(1)	13,433,265 vested Evercore LP partnership units are not included in the calculation of weighted average shares of Class A common stock outstanding as they are antidilutive.

Of the 23,141,593 Evercore LP partnership units that are held by parties other than Evercore Partners Inc. immediately following the IPO, 13,433,265 are fully vested and 9,708,328 are unvested. Management has concluded that at the current time it is not probable that the conditions relating to the vesting of these unvested partnership units will be achieved or satisfied and, accordingly, these unvested partnership units are not reflected as outstanding for purposes of calculating the minority interest for the economic interest in Evercore LP held by the limited partners. Any vesting of these unvested partnership units would significantly increase minority interest and reduce Evercore’s net income and net income per share.

The additional shares issued as consideration for the Braveheart acquisition are assumed outstanding for the full year 2005 and for the nine months ended September 30, 2006.

The partnership units and restricted stock units issued as part of the Protego acquisition are included in the amounts for Class A common stock and vested Restricted Stock Units, as appropriate.

Basic and diluted net income per share are calculated as follows:

	Excluding Braveheart
	Twelve Months Ended December 31, 2005 Evercore Partners Inc. Pro Forma	Nine Months Ended September 30, 2006 Evercore Partners Inc. Pro Forma
Basic and Diluted Net Income Per Share
Net Income Available to Holders of Shares of Class A Common Stock	$5,293	$5,498
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	4,795	4,795

Basic and Diluted Net Income Per Share of Class A Common Stock	$1.10	$1.15

	Including Braveheart
	Twelve Months Ended December 31, 2005 Evercore Partners Inc. Pro Forma	Nine Months Ended September 30, 2006 Evercore Partners Inc. Pro Forma
Basic and Diluted Net Income Per Share
Net Income Available to Holders of Shares of Class A Common Stock	$4,061	$5,163
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	6,567	6,567

Basic and Diluted Net Income Per Share of Class A Common Stock	$0.62	$0.79

The vested Evercore LP partnership units that could potentially dilute basic net income per share were not included in the computation of diluted net income per share because to do so would have been antidilutive for the periods presented. The increase in net income available to holders of shares of Class A common stock due to the elimination of the minority interest associated with vested Evercore LP partnership units (offset by the associated tax effect) that is implied in calculating diluted net income per share assuming the exchange of Evercore LP partnership units for shares of Class A common stock is antidilutive notwithstanding the corresponding increase in weighted average shares of Class A common stock outstanding. Antidilution is the result of there being no income allocable to vested restricted stock units issued by Evercore for purposes of allocating the net income of Evercore LP, while the vested restricted stock units are included in the calculation of both basic and diluted earnings per share. Management does not expect dilution to result from the exchange of Evercore LP partnership units for shares of Class A common stock.

The shares of Class B common stock have no right to receive dividends or a distribution on liquidation or winding up of Evercore Partners Inc. The shares of Class B common stock do not share in the earnings of Evercore Partners Inc. and no earnings are allocable to such class. Accordingly, pro forma basic and diluted net income per share of Class B common stock have not been presented.